EXHIBIT 10.10
October 25, 2010
Francis Drilling Fluids Ltd
240 Jasmine Road
Crowley, LA 70526
Dear Francis Drilling Fluids Ltd,
I would personally like to welcome you to PACCAR Financial and thank you for selecting us as your financial services provider. Your business is highly valued and we appreciate this opportunity to serve you.
My contact information is listed below and all of us at the Southwest Area office are available to assist you with questions about your account, insurance needs and future financing options. Again, welcome, and we are looking forward to working with you!
As legal owner and lessor, we are required to assure or verify payment of many of the taxes associated with the operation of your leased vehicle(s). These include:
•	State and Local Taxes

•	Federal Excise Tax (FET)

•	Federal Highway Use Tax (FHUT)

•	State Highway Use and Fuel Taxes

•	Property Taxes
Sales Tax and Federal Excise Tax
Sales Tax and FET are typically included as part of your monthly lease payment. In some cases, the leasing arrangement or State tax laws will result in you receiving separate monthly billing for Sales Tax.
Federal Highway Use Tax (FHUT)
You the lessee, are responsible for filing IRS Form 2290 and paying directly to the IRS FHUT on all vehicles leased from us. Because we are the owner of the vehicles, we must verify your payment when you file the initial IRS Form 2290 and annually thereafter. Proof of payment consists of a copy of your Form 2290 and a receipted (IRS verified) Schedule 1 or both sides of your cancelled FHUT payment check. Please submit these items within 45 days of filing to the PACCAR Financial office listed at the bottom of the next page, just above the payment coupon.
Other Taxes
State Highway Use and Fuel Taxes, Personal Property Taxes and other taxes not specifically mentioned above are your responsibility as lessee, unless state or local laws preclude such arrangements.
Additionally, we may require verification of other tax payments where required by law and/or additional information as needed to meet our responsibilities as legal owner and lessor of the leased vehicle(s). Your cooperation in these instances is appreciated.

Payments
Please make note of your first payment due date. This date is located on the coupon attached to the bottom of this letter. You should receive a coupon book within two weeks. However, if your first payment is due prior to that time, please use the payment coupon below. Note: the address on the coupon is for payments only. All other correspondence should be sent to the address printed above the coupon.
If you would like to use a more convenient method to make your payments, consider our Automated Truck Payment (ATP) program. The ATP program allows your monthly payment to be automatically drawn from your designated bank account. An ATP enrollment form is enclosed for your convenience. This program is economical, reliable and designed to save you time. To sign up, complete the enclosed form (including your signature) and attach a voided check from the account you wish to use to make your payments. Mail your completed agreement to the PACCAR Financial address printed on the form As soon as your account has been set-up, you will receive a follow-up confirmation letter. Note: If your first payment is due before you receive a confirmation letter from us, please use the payment coupon at the bottom of this letter.
If I can be of further assistance, please do not hesitate to contact me.

Sincerely,
/s/ Susan F. Farmer
Susan F. Farmer
Contract Administrator (940) 484-8100

PACCAR Financial Corp.
1700 Woodbrook St Denton, TX 76205 Phone: (940) 484-8100 / Fax: (940) 484-8160
Temporary Coupon

No.	Account Number	Due Date	Amount Due	Installment
1	900-651-600-00006068985	Nov 6,10	$9,381.11	Loan Credit
Francis Drilling Fluids Ltd IF YOU HAVE ANY QUESTIONS CALL: (940) 484-8100		LATE CHARGES ADDITIONAL PAYMENT		FOR PROPER CREDIT RETURN THIS COUPON WITH YOUR PAYMENT

		TOTAL PAYMENT

PACCAR Financial Corp. PO Box 530491 Atlanta, GA 30353-0491
90065160000006068985 15801 000938111

Account Information:

Account Number	Equipment	Due Date
900-651-600-00006068985	Peterbilt VIN: 1XPWDU9X2BD126800	Nov 6, 10
900-651 -600-00006068985	Peterbilt VIN: 1XPWDU9X4BD126801	Nov 6,10
900-651-600-00006068985	Peterbilt VIN: 1XPWDU9X6BD126797	Nov 6,10
900-651-600-00006068985	Peterbilt VIN: 1XPWDU9X8BD126798	Nov 6,10
900-651-600-00006068985	Peterbilt VIN: 1XPWDU9XXBD126799	Nov 6, 10

EQUIPMENT LEASE AGREEMENT
SCHEDULE A: RENTAL PAYMENTS
Schedule A is made a part of the Equipment Lease Agreement dated August 30, 2010 between PACCAR Financial Corp. (“Lessor”) and Francis Drilling Fluids, Ltd. (“Lessee”).

COMMENCEMENT DATE:	TERM OF LEASE(NO. OF MONTHS):	LOCATION OF THE EQUIPMENT:
October 6, 2010	60	240 Jasmine Road Crowley, LA 70526
STATE OF JURISDICTION:	STATE TITLING EQUIPMENT:	BASE PLATE REGISTRATION (STATE, COUNTY, CITY):
Louisiana	Louisiana	Louisiana, Acadia, Crowley

DESCRIPTION OF EQUIPMENT
			VEHICLE IDENTIFICATION	“TAXABLE	SCHEDULE A	MONTHLY
YEAR	MAKE	MODEL	NUMBER	GROSS WEIGHT	VALUE	RENTAL PMT
2011	Peterbilt	388	1XPWDU9X6BD126797	80000	$109,856.00	$1,733.23
2011	Peterbilt	388	1XPWDU9X8BD126798	80000	109.856.00	1,733.23
2011	Peterbilt	388	1XPWDU9XXBD126799	80000	109,856.00	1,733.23
2011	Peterbilt	388	1XPWDU9X2BD126800	80000	109,856.00	1,733.23
2011	Peterbilt	388	1XPWDU9X4BD126801	80000	109,856.00	1,733.23

*	The reported taxable gross weight must be no more than the highest gross weight declared for any purpose including registering a vehicle in a state.

MONTHLY RENTALS
1. Schedule A Value (Total Equipment Cost)		$549,280.00
2. Adjustments		0.00
3. Adjusted Schedule A Value		549,280.00
4. Base Monthly Value		8,666.15
5. Tax Additions
State Louisiana	4.0000%	346.65
County Acadia	4.2500%	368.31
City Crowley	0.0000%	0.00
ICC # (If exempt from state & local taxes)
6. Total Monthly Rentals		$9,381.11

AMOUNT DUE AT DELIVERY
1. Advance Rentals 1 @ $9,381.11		$9,381.11
2. Security Deposit (refundable)		0.00
3. Interim Rent (Extra Days)		0.00
4. License, Title, UCC & Registration		0.00
5. Other n/a		0.00
6. Document Preparation Fee		0.00
7. Total Amount Due at Delivery		$9,381.11
Advance rental payment and interim rent are due at delivery, thereafter monthly rental payments are due on the same day of each month beginning November 6, 2010.

LESSOR: PACCAR Financial Corp.		LESSEE: Francis Drilling Fluids, Ltd.

BY:	/s/ Kimberly Slater	BY:	/s/ Michael Francis

Michael Francis
	TITLE:		TITLE: President
	DATE October 6, 2010		DATE October 6, 2010
CAT. NO. 4053 LDM

TERMINAL RENTAL ADJUSTMENT CLAUSE
This Terminal Rental Adjustment Clause (“TRAC”) Supplement is made a part of the Equipment Lease Agreement (“Agreement”) dated August 30, 2010 between PACCAR Financial Corp. (“Lessor”) and Francis Drilling Fluids, Ltd. (“Lessee”) and the provisions hereof shall have the same force and effect as though they had been expressly set forth in the Agreement.

DESCRIPTION OF EQUIPMENT
YEAR	MAKE	MODEL	VEHICLE IDENTIFICATION NUMBER	TRAC VALUE

2011	Peterbilt	388	1XPWDU9X6BD126797	$21,971.20
2011	Peterbilt	388	1XPWDU9X8BD126798	21,971.20
2011	Peterbilt	388	1XPWDU9XXBD126799	21,971.20
2011	Peterbilt	388	1XPWDU9X2BD126800	21,971.20
2011	Peterbilt	388	1XPWDU9X4BD126801	21,971.20
By executing total TRAC Supplement, Lessee elects and agrees that there shall be an adjustment of the rental price to be paid under the Agreement for the Equipment identified above. The rental adjustment shall be determined by reference to the net proceeds (as defined in Section 26 of the Agreement) realized by the Lessor upon the sale or other disposition of such Equipment.
As to each item of Equipment identified above, if the net proceeds received by Lessor from the sale or other disposition after expiration of the Term (including the net proceeds from any sale under section 19 of the Agreement but excluding any payments recovered on account of Lessee’s Holdover Liability defined in Section 18 of the Agreement) are less than the TRAC Value for such Equipment as stated above, the Lessee shall be liable for and shall immediately pay to Lessor the amount of such deficiency as additional rental hereunder. If the net proceeds are in excess of the TRAC Value, then 100.00000 percent of such excess shall be returned to Lessee as a reduction in the rental payments for such Equipment the TRAC Value shall not be reduced by any Holdover Liability (as defined in Section 18 of the Agreement). However, Lessor is entitled to retain all or any portion of such amount to satisfy any of Lessee’s obligation under the Agreement, including any Holdover Liability.

LESSOR: PACCAR Financial Corp.		LESSEE: Francis Drilling Fluids, Ltd.

BY:		BY:	/s/ Michael Francis

Michael Francis
	TITLE:		TITLE: President
	DATE: October 6, 2010		DATE: October 6, 2010
REQUIRED STATEMENT BY LESSEE:
Lessee hereby certifies, under penalty of perjury, that
(i)	Lessee intends that more than 50% of the use of the Equipment subject to this Modified TRAC Supplement is to be used in a trade or business of the Lessee, and

(ii)	Lessee has been advised, and Lessee understands and agrees that Lessee will not be treated as the owner of the Equipment identified above for Federal Income Tax purposes.

LESSEE: Francis Drilling Fluids, Ltd.
BY:	/s/ Michael Francis

CAT. NO. 4420 LDM Revision 3/22/07

CASUALTY AND TERMINATION SCHEDULE
This Casualty and Termination Schedule is made a part of the Equipment Lease Agreement dated August 30, 2010 between PACCAR Financial Corp. (“Lessor”) and Francis Drilling Fluids, Ltd. (“Lessee”). Termination values assume that all rental payments, fees, and other payments due under the agreement are paid. The table below reflects the percentage of original cost for casualty or termination at each rental month.

Period	Date	Percentage

1	11/6/10	100.28
2	12/6/10	99.51
3	1/6/11	98.56
4	2/6/11	97.53
5	3/6/11	96.48
6	4/6/11	95.42
7	5/6/11	94.35
8	6/6/11	93.26
9	7/6/11	92.16
10	8/6/11	91.04
11	9/6/11	89.91
12	10/6/11	88.76
13	11/6/11	87.59
14	12/6/11	86.42
15	1/6/12	85.22
16	2/6/12	84.02
17	3/6/12	82.79
18	4/6/12	81.55
19	5/6/12	80.31
20	6/6/12	79.05
21	7/6/12	77.79
22	8/6/12	76.52
23	9/6/12	75.23
24	10/6/12	73.94
25	11/6/12	72.63
26	12/6/12	71.30
27	1/6/13	69.98
28	2/6/13	68.63
29	3/6/13	67.27
30	4/6/13	65.90
31	5/6/13	64.52
32	6/6/13	63.13
33	7/6/13	61.74
34	8/6/13	60.33
35	9/6/13	58.90
36	10/6/13	57.48
37	11/6/13	56.03
38	12/6/13	54.58
39	1/6/14	53.12
40	2/6/14	51.64
41	3/6/14	50.15
42	4/6/14	48.64
43	5/6/14	47.13
44	6/6/14	45.61
45	7/6/14	44.08
46	8/6/14	42.54
47	9/6/14	40.99
48	10/6/14	39.43
49	11/6/14	37.86
50	12/6/14	36.27
51	1/6/15	34.69
52	2/6/15	33.08
53	3/6/15	31.46
54	4/6/15	29.83
55	5/6/15	28.20
56	6/6/15	26.57
57	7/6/15	24.95
58	8/6/15	23.30
59	9/6/15	21.65
60	10/6/15	20.00

LESSOR: PACCAR Financial Corp.		LESSEE: Francis Drilling Fluids, Ltd.

BY:	/s/ Kimberly Slater	BY:	/s/ Michael Francis

Michael Francis
	TITLE:		TITLE: President
	DATE: October 6, 2010		DATE: October 6, 2010
CAT. NO. 4144 LMD

EQUIPMENT ACCEPTANCE ACKNOWLEDGMENT

Regarding the Equipment Lease Agreement dated August 30, 2010 between PACCAR Financial Corp. (“Lessor”) and Francis Drilling Fluids, Ltd. (“Lessee”) the undersigned Lessee hereby acknowledges that:
1.	The Equipment leased under the above Equipment Lease Agreement and the Schedule A dated October 6, 2010

(a) has been delivered to and, as of this date, is unconditionally accepted by the Lessee;

(b) is in good condition (operating and otherwise) and repair;

(c) is in full compliance with the terms of said Agreement;

(d) is marked to show Lessor’s interest in the manner requested by the Lessor.

2.	Unless otherwise specified on any Schedule(s) the Commencement Date under any Schedule(s) is, and the obligation of the Lessee to pay rental with respect to said Equipment commences on, the date of this Acknowledgment.

3.	In the event that the Lessee shall at any time hereafter have any problems with said Equipment, it will look solely to the manufacturer for satisfaction and will nevertheless continue to pay rentals to Lessor free of any setoff, counterclaim or defense.
Lessee further certifies that (i) no event has occurred and is continuing which constitutes a default by Lessee under the Agreement, (ii) no event has occurred and is continuing which, with the giving of notice, passage of time, or both would constitute such a default by Lessee under the Agreement, and (iii) that there has not occurred any material adverse change in the financial or business condition of Lessee or any guarantor of lessee’s obligation to Lessor since the date of the last financial statements submitted to Lessor by Lessee or any such guarantor and (iv) no representation or warranties over than those appearing in the Agreement have been made to Lessee.
Accepted as of this sixth day of October, 2010

LESSEE: Francis Drilling Fluids, Ltd.

By:	/s/ Michael Francis
Michael Francis
TITLE: President
CAT. NO. 4121 LDM

REQUEST FOR LEASE INSURANCE CERTIFICATION

TO: INSURANCE COMPANY OR AGENT		FROM: LESSEE

NAME: Louisiana Companies		NAME: Francis Drilling Fluids, Ltd.

ADDRESS: 2201 West Congress Blvd.		ADDRESS: 240 Jasmine Road

CITY, STATE, ZIP: Lafayette, LA 70506		CITY, STATE, ZIP: Crowley, LA 70526

AGENT: Annette Latiolais	PHONE NUMBER: 337-233-3932

COVERAGE CERTIFICATION REQUESTED

☑ LIABILITY*	☑ PHYSICAL DAMAGE	☐ POLLUTION LIABILITY *

$1,000,000 minimum combined single limits per occurrence.	$5,000 maximum deductible, comprehensive (or C.A.C.) and collision.	$ minimum for transportation of hazardous materials.

EXCEPTION:	EXCEPTION: 7,500	EXCEPTION:

*  The insurance must be underwritten by an insurance company currently rated “A-” or better by A.M. Best & Co. Territory limitation, commodity restrictions, or driver exclusions to the policy are not allowed.
Please be advised that the equipment described below will require insurance coverage under the Equipment Lease Agreement dated August 30, 2010 through PACCAR Financial Corp. (Lessor).

COMMENCEMENT				VEHICLE INDENTIFICATION	TERM
DATE	YEAR	MAKE	MODEL	NUMBER	(YEARS)
10/6/2010	2011	Peterbilt	388	1XPWDU9X6BD126797	5.00
10/6/2010	2011	Peterbilt	388	1XPWDU9X8BD126798	5.00
10/6/2010	2011	Peterbilt	388	1XPWDU9XXBD126799	5.00
10/6/2010	2011	Peterbilt	388	1XPWDU9X2BD126800	5.00
10/6/2010	2011	Peterbilt	388	1XPWDU9X4BD126801	5.00
Preliminary verification of insurance was received on October 6, 2010 via FAX.
We have agreed that PACCAR Financial Corp. as Lessor and owner of the above equipment, shall be an Additional Insured and Loss Payee on our policy or policies under which such equipment is to be insured and that insurance certificates will be provided. We have further agreed that you shall give 30 days prior written notice to PACCAR Financial Corp. for any changes or cancellations of such insurance. The policy shall provide that Lessor’s interest shall not be invalidated by any acts, omissions or neglect of anyone other than Lessor.
Please accept this as authorization for your compliance in forwarding the necessary documents as promptly as possible to PACCAR Financial Corp. at the address indicated below.

PACCAR Financial Corp.	BY:	/s/ Michael Francis

Michael Francis
ADDRESS: P.O. Box 2374		TITLE: President
CITY, STATE, ZIP: Denton, TX 76202		DATE: October 6, 2010
FAX: (425) 468-8561

CAT. NO. 4055a LDM 7/2008